UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Landbay Inc (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1040 (Primary Standard Industrial Classification Code Number)

81-1260549 (I.R.S. Employer Identification Number)

Address: 3906 Main Street, 207, Flushing, NY11354 Tel: 646-508-6285 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Name: Wanjun Xie Address: 3906 Main Street, 207, Flushing, NY11354 Tel: 646-508-6285 (Name, address, including zip code, and telephone number, including area code, of agent for service)

It will be practiced as soon as possible after this Registration Statement will become effective. (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                                                     Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)       Smaller reporting company [ X ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Shares	99,900,000,000	$0.0000001	$9,990	$1.01

Delaying Amendment Letter of Landbay Inc

the Company hereby amends the Registration Statement, Form S-1 (File No. ), to include on the cover page the delaying amendment language required by Rule 473 of the Securities Act. Specifically, the Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

IV. DEL AM	IV. Separately filed delaying amendment under Securities Act Rule 473 to delay effectiveness of a 1933 Act registration statement	IV. EDGARLink Template 3	IV. XFDL Technical Specification
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  PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS
November 2, 2016

Landbay Inc
Class A Common Share

1. The registrant's name: Landbay Inc

2. The title of securities offered: Class A common share The amount of securities offered: 99,900,000,000 shares

3. Landbay Inc. is offering 99,900,000,000 shares of its Class A common stock. This is our initial public offering and no public market currently exists for our shares of Class A common shares. There isn't currently a market for the securities.

4. We have one class of authorized common stock, Class A common stock. Each share of Class A common stock is entitled to one vote per share.

5. All these class A common shares will be sold by the Corporation, There aren't securities that will be offered by the selling security holder on this registration statement.

6. The total minimum amount of the offering will be 99,900,000,000 Class A common shares. We anticipate that the initial public offering price will be $ 0.0000001 per share. The underwriter's discounts and commissions will be $0. The net proceeds which the Corporation receives will be $9,990. Any selling shareholder's net proceeds will be $0.

The total maximum amount of the offering will be 99,900,000,000 Class A common shares. We anticipate that the initial public offering price will be $ 0.0000001 per share. The underwriter's discounts and commissions will be $0. The net proceeds which the Corporation receives will be $9,990. Any selling shareholder's net proceeds will be $0.

7. Market for the securities: The securities offered will be listed in OTC Markets, but there is no guarantee that the company shares will be listed on the OTC Markets. The trading symbol(s) for those securities will be applied after the registering statement will be effective. The date on which the offer expires will be 25 days after the Form S-1 will be effective.The date of the prospectus is November 2, 2016.

8. Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 5.

9. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

10. All the class A common shares will be sold by the Corporation. The Corporation don't have any underwriters for this offering, There isn't has any underwriting arrangement with the issuer.

11. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

12. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus dated, 2016, is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by the Corporation and no other person has been authorized by the Corporation to use this document to offer or sell any of our securities.

13. Until , 2016 (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade shares of our Class A common stock, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

This summary information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A common stock. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

Blueville Inc. will be the managing company of the Corporation. Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. the Corporation will pay its 10% income before taxes to Blueville Inc, to be its managing fees. Then, the Corporation will be maximum to reduce its operation cost, especial the Corporation is in the micro-capital stage and the small capital stage.

Larison Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Then, the Corporation will continue to obtain the working capital, to driving the growth of the Corporation.

The Corporation is engaged in trading the spot gold and the spot silver. Gold and silver market is close to direct competition in the international market. Wanjun Xie, who is president of the Corporation, has found some special trading ways which are our business secret, and we believes that we can achieve about 3%-5% Annual Average Assets Return with low risk when we will be trading the spot gold and the spot silver by using these special trading ways. But we won't guarantee to achieve about 3%-5% Annual Average Assets Return with low risk when we will be trading the spot gold and the spot silver. Any investors can see the financial statement quarterly and annually, to know if the Corporation will profit or lose.

Gold and silver are international currency. Gold and silver market is an international market. Relative to the Corporation, the spot gold markets and the spot silver markets will be big enough, so the Corporation's growth potential is unlimited.

We believe that the Corporation can gain profit when wel trade the spot gold and the spot silver, so we issue our securities to public.

Raise the Corporation's capital from the public markets isn't our important purpose of the initial public offering, but we believe the Corporation will growing up continually.

Mailing address and telephone number of our principal executive offices:

Mailing address: 39-06 Main Street, 207, Flushing, NY11354
Telephone number:646-508-6285

Risk Factors

1. Risk Factors for Trading Purposes:

(1). Gold or silver's price will slump seriously

If U.S. Federal Reserve will carry on the policies of the great monetary tightening; if some counties will sell a large of gold and silver in the international markets; if the supply of gold or silver will exceed seriously the demend. Gold or silver's price will slump seriously, the Corporation will lose, and the security's price of the Corporation will fall, some investors will lose their part investment.

(2). Gold or silver will lose their financial feartures

If gold or silver will lose their financial features, become the plain meatals, Gold or silver's price will slump serious, even fall to zero, the Corporation will lose its almost assets, even lose all its assets, and the security's price of the Corporation will fall to zero, investors will lose their part investment, even lose their all investment.

(3). Address the specific risks to the Corporation that arise from trading in the spot gold and spot silver markets:

(a). We will always keep enough cash in our trading account to against the risk factors.

(b). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(c). We assume that the Risk Factors will happen at any time. We use our special trading ways which we will use to trade the spot gold and the spot silver in a serious and happened risk situation. We will use these ways to trade the spot gold and the spot silver in every business days, to try to reduce any risks. These special trading ways are our business secret.

(d). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

(e). We try to choice a good broerages, to be our brokerage for trading the spot gold and the spot silver. We try to reduce the risk which the brokerages will bring to the Corporation.

(f). We try to choice a good custodians, to be our custodians for storing our physical gold and our physical silver. We try to reduce the risk which the custodians will bring to the Corporation.

2. Risk Factors for Purposes Other Than Trading:

(1). Our Lack of an Operating History

The Corporation is a start-up stage company, and the Corporation lacks an operating history, so the Corporation lack the managing experences, lack the managing systems and lack the human resources, then the Corporation will be facing a lot of the difficult matters. The investors can't know the ability for running the business by the operating historical data, and the investor's risk will raise.

(2). Our Lack of Profitable Operations in Recent Periods

Our lack of profitable operations in recent periods: the Corporation started to run its business since March 26, 2016.

The Corporation didn't have last fiscal year. The Corporation lacks its profitable operation in recent periods. The Corporation lacks the profitable operating history, so the investors can't know the profitable ability of the Corporation by the profitable operating historical data, and the investor's risk will raise.

(3). Our Financial Position

As of September 30, 2016, the total assets of the Corporation were $2,091, the cash and cash equivalents of the Corporation were $1,452, so the Corporation lacks capital for running its business. and the investor's risk will raise.

If the Corporation will lose the ability for running its business; the investors who will buy the securities of the Corporation will lose their money, even they can't resale the securities of the Corporation.

As of September 30, 2016, the Corporation didn't have any liabilities.

(4). Our lack of Sources of Additional Funding

The Corporation lacks the sources of additional funding. If the Corporation will lose continually, it will lose the ability for running its business; the investors who will buy the securities of the Corporation will lose their money, even they can't resale the securities of the Corporation.

(5). The Management Beneficially Owner

The management beneficially will owns abount 93% of the Corporation's securities, it is a risk factor that the management has ability to exercise significant control over the Corporation.

(6). The Corporation Dependence on Larison Inc

Wanjun Xie is the president of Larison Inc, at same time, Wanjun Xie is the president of the Corporation.

Larison Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Then, the Corporation will continue to obtain the working capital, to driving the growth of the Corporation.

Larison Inc is a holding company. It is and will be holding the significant shares of some public companies.

Within two years, Larison Inc will try to raise funds from the individuals and the private companies. After two years, Larison Inc will continue to raise funds from the individuals and the private companies, at same time, Larison Inc will resale some shares of the Corporation or other companies' shares which Larison Inc will be holding.

While the share's price of the Corporation will be less than $20/per shares, Larison Inc will have an obligation to support the Corporation. After the share's price of the Corporation will be more than $20/per shares, Larison Inc won't have an obligation to support the Corporation.

If Larison Inc won't raise enough funds, and Larison Inc won't grant enough funds or make enough loans withour interest to the Corporation.

The Corporation will try to raise funds in the future by some ways, to reduce the dependence on Larison Inc.

(7). The conflicts of interest with Wanjun Xie managing companies that are engaged in the same business:

Wanjun Xie is managing Landbay Inc, Achison Inc, Lemont Inc, Linton Inc and Dewriver Inc. All these companies are engaging in trading the spot gold and/or the spot silver. There are the inherent conflicts of interest with Wanjun Xie managing companies that are engaged in the same industry. This is a risk factor.

The reason that we are setting up several companies in same industry:

(a). Several companies, which Wanjun Xie is managing, are in same industry, but all these companies will do businesses in different markets.

Landbay Inc is engaging in trading the spot gold and silver in Canada's markets;
Achison Inc is engaging in trading the spot gold and silver in Singapore's markets;
Lemont Inc is engaging in trading the spot gold and silver in United Kingdom's markets;
Linton Inc is engaging in trading the spot gold in Switzerland's markets;
Dewriver Inc is engaging in trading the spot silver in Switzerland's markets.

Because all these companies are doing businesses in different markets, so the investors can choice to invest in one or more companies which are in different markets. It will disperse and reduce the risk of all investors.

Now, Landbay Inc start to buy and sell the spot gold and the spot silver in Canada's markets. All positions, which Landbay Inc bought in other markets before, will be sold in the future, and after then Landbay Inc will trade gold and silver in Canada's markets only.

(b). If we set up only one company, we must assemble almost our capital in one company. If the price of the spot gold and the spot silver will fall more than 50% within a short time, this company will fall into a crisis situation, and their holding companies (parents companies) won't have enough funds to rescue this company.

Because we set up several companies in same industry, we will split all our capital into several portions, and put each portion capital into each our companies, then each our companies will have a smaller capital. If the price of the spot gold and the spot silver will fall more than 50% within a short time, each our companies will fall into a crisis situation, but their holding companies (parents companies) will have enough funds to rescue all these companies one by one. It will reduce the entire risk of each our companies in same industry.

(8). Many factors can affect the price of gold and silver

(a). If US dollar will appreciate, the price of the gold and the silver will have downside risk.
(b). If the US economic condition will be good, the price of the gold and the silver will have downside risk.
(c). If the US Federal Reserve will raise the interest rate, the price of the gold and the silver will have downside risk.
(d). If gold and silver' supplement will exceed seriously their demandment, the price of the gold and the silver will have downside risk.
(e). If some contries will undersell gold and silver, the price of the gold and the silver will have downside risk.

Address the risk being described: Our trading markets, our custodian werehouses and our unused funds will be located in some democratic, legal and market-oriented countries. We will use U.S. Dollars to trade the spot gold and the spot silver. Our unused funds will be deposited by U.S. dollars

(9). If the Broker Companies will Go Bankrupt

If a broker company, which the Corporation will choice for trading the spot gold and the spot silver, will go bankrupt, the unused funds of the Corporation in the brokers' account will be the liquidation assets of the brokers, then the Corporation will make a significant lose. But the spot gold and the spot silver will be owned by the Corporation, it won't be effected by the brokers' bankrupcy.

Ratio of Earnings to Fixed Charges

The Corporation didn't issued debt securities, so there isn't the ratio of earnings to fixed charges.

Use of Proceeds

1. The following table sets forth the use of the proceeds from this offering:

Total Proceeds	$9,990
100%
Less: Offering Expenses
Commission & Finders Fees	$0
Legal & Accounting	$0
Net Proceeds from Offering	$9,990
Use of Net Proceeds	$9,990
Working Capital	$9,990
Total Use of Net Proceeds	$9,990
100%

2. We intend to reserve a significant portion of our proceeds as working capital. We will use a significant portion of the working capital to trade the spot gold and the spot silver.

3. If substantially less than the maximum proceeds are obtained, the priorities order that the proceeds will be used to pay:

(1). Any necessary expenditure;
(2). Working Capital.

4. There is no minimum amount of proceeds that must be raised before the Corporation may use the proceeds of the offering.

5. There isn't material amounts of funds from sources other than this offering are to be used in conjunction with the proceeds from this offering.

6. There isn't any material part of the proceeds is to be used to discharge indebtedness.

7. There isn't any material amount of proceeds is to be used to acquire assets, other than in the ordinary course of business.

8. There isn't any amount of the proceeds is to be used to reimburse any officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced, or otherwise.

9. The Corporation is having or will anticipates having within the next 12 months some cash flow or liquidity problems.

The Corporation isn't having or won't anticipates having within the next 12 months any items in default or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the corporation to make payments.

The Corporation isn't having or won't anticipates having within the next 12 months a significant amount of the Company's trade payables have not been paid within the stated trade term.

10. Proceeds from this offering won't satisfy the corporation's cash requirements for the next 12 months. The corporation will be necessary to raise additional funds for the next 12 months.

11. The Corporation may reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated

Determination of Offering Price

The securities offered are class A common stock, the following factors may be relevant to the price at which the securities are being offered.

1. The Corporation started to run its business since March 25, 2016, so it hasn't its last fiscal years.

2. As of September 30, 2016, the Corporation's profit (lose) was ($5), the Corporation couldn't show offering price as a multiple of earnings, didn't adjust to reflect for any stock splits or recapitalizations, and use conversion or exercise price in lieu of offering price.

3. Net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities.

4. The Corporation didn't have any options, warrants or rights and conversions of any convertible securities offered.

5. Post-offering value is management implicitly attributing to the entire Corporation by establishing the price per security set forth on the cover page. Post-offering value is $9,990

These values assume that the Company's capital structure would be changed to reflect any conversions of outstanding convertible securities and any use of outstanding securities as payment in the exercise of outstanding options, warrants or rights included in the calculation. The type and amount of convertible or other securities thus eliminated would be $0. These values also assume an increase in cash in the Company by the amount of any cash payments that would be made upon cash exercise of options, warrants or rights included in the calculations. The amount of such cash would be $0.

Dilution

1. The Corporation didn't issue any securities before, and this is our first issuing shares, so there isn't dilution upon the shares distribution.

2. As of September 30, 2016, the net tangible book value (If deficit, show in parenthesis) of the Corporation is $2,091 (Because there aren't any securies to be issued, so it is about $- per share).

3. Because the Corporation didn't issue any securities before,so there isn't the net tangible book value per share before the distribution. The net tangible book value per share after the distribution will be $0.0000001.

4.There isn't the increase in such net tangible book value per share attributable to the cash paid by purchasers of the shares being offered.

5. The amount of the immediate dilution to be suffered by the purchasers will be $0.

Selling Security Holders

There aren't securities that will be offered by the selling security holder on this registration statement.

Plan of Distribution

1. There are 99,900,000,000 Class A common shares of the Corporation will be issued. Wanjun Xie is the persons that will be offering the securities. He is a officer and director, and he won't have any compensation for selling the securities.

2. About 93,000,000,000 Class A common shares of Landbay Inc will be pan to sell to Larison Inc, the price is $0.0000001. There isn't a binding agreement between Larison Inc. and Landbay Inc for Larison to purchase the 93,000,000 shares.

Larison Inc will purchase 93,000,000,000 shares of Landbay Inc by cash.

We intend to sell about 6,900,000,000 shares of Landbay Inc to the public. The amount that we intend to have purchased by an affiliate will be about 93,000,000,000 shares of Landbay Inc.

Larison Inc and any potential investors must pay cash to purchase shares of Landbay Inc. Any other type properties won't be accepted when Larison Inc and any potential investors will purchase shares of Landbay Inc.

Larison Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Mr. Wanjun Xie is the president of Larison Inc, and he is the 100% owner of Larison Inc.

Larison Inc don't have a plan to sell the shares of landbay Inc within two years, to raise funds.

3. The Corporation won't have any other types of underwriting, such as interest or dividend reinvestment plans that will be involved. The Corporation won't have any plans for non-cash outlays such as acquisition, reorganization, readjustment or succession.

4. 99,900,000,000 Class A common shares is our initial public offering.

The registered securities aren't to be offered in connection with the writing of call options traded (or to be traded) on an exchange.

5. The Corporation won't have any finders (persons or entities who connect two parties for a fee).

6. The Corporation didn't issue any warrant and rights offerings.

Description of Securities to be registered:

The securities being offered hereby are Class A Common Share.

1. Outline briefly:

(1). The security won't have dividend in the foreseeable future, exception that the Board of Directors or the majority shareholders will make a new decision for dividend;
(2). The security aren't convertible;
(3). The security won't need to set up a sinking fund;
(4). The security won't need to be redeemed;
(5). One share of the security has one voting right, and the security has the cumulative voting rights.
(6). There is only one classification of the Board of Directors, and there isn't have the impact of such classification where cumulative voting is permitted or required;
(7). When the Corporation will liquidate, the holders of the security have rights to share the residual properties;
(8). The security won't have preemption rights;
(9). Now, the Corporation don't have liability;
(10). There isn't any restriction on alienability of the securities to be registered;
(11). There isn't any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

2. The rights of holders of such stock may not be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.

3. The security isn't a preferred stock.

4. There isn't the rights evidenced by, or amounts payable with respect to, the shares to be registered are, or may be, materially limited or qualified by the rights of any other authorized class of securities.

5. The decision of the majority shareholders would have an effect of delaying, deferring or preventing a change in control of the registrant and that would operate only with respect to an extraordinary corporate transaction involving the registrant (or any of its subsidiaries), such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Interests of Named Experts and Counsel

The Corporation doesn't have any experts and counsel to prepare the registration statement, or assist to issue the securities, so there aren't the Interests of Named Experts and Counsel.

Description of Business

1. Exact corporate name: Landbay Inc

2. State and date of incorporation: State: New York Date: January 28, 2016

3. Street address of principal office: 3906 main Street, 207, Flushing, NY11354

4. The Corporation is trading the spot gold and the spot silver.

We buy the spot gold and the spot silver when the price of the spot gold and the spot silver is low. The physical gold and silver will be stored in the professional storages. We will sell the spot gold and the spot silver when the price of the spot gold and the spot silver is high. The price difference between buy and sell, subtract the trading fees and the custodian fees, will be the profit of the Corporation.

All business of the Corporation is outside of U.S.A, and all trading is outside of U.S.A., but all unused fund is deposited in banks which is in U.S.A..

Now, the Corporation is using the BullionVault Service System to be the trading vehicle, to trade the spot gold and the spot silver.

The BullionVault service is owned by Galmarley Limited, which is company number 4943684 registered in Great Britain at 12th Floor, Landmark House, Blacks Road, Hammersmith, London W6 9DP.

BullionVault Service System: An electronic platform is used to trade the spot gold and the spot silver. The unused fund is deposited in a specified bank. The physical gold and silver will be stored in the professional storages in Toronto. Customers can use internet to control their account, and place their orders for buying and selling the spot gold and the spot silver.

The Corporation use BullionVault Service System:The Corporation open an account in BullionVault Service System, and watch the price of the spot gold and the spot silver by their electronic platform. The unused fund is deposited in Wells Fargo Bank, N.A. (In U.S.A). The physical gold and silver will be stored in the professional storages in Toronto. We can use internet to control our account, and place our orders for buying and selling the spot gold and the spot silver.

Custodian for our spot gold and our spot silver:

(1). Brink's Corporation:

Address: 1801 Bayberry Court, Richmond, VA23226

Our spot gold are deposited in the Toronto gold pool of Brink's.

Our spot silver are deposited in the Toronto silver pool of Brink's.

(2). Loomis International (CH) AG

Address: Gamla Brogatan 36-38, 2nd floor
P.O. Box 702
SE-101 33 Stockholm
Sweden

Our spot gold are deposited in the Toronto gold pool of Loomis International.

Our spot silver are deposited in the Toronto silver pool of Loomis International.

Custodian for our unused fund:

Bank: Wells Fargo Bank, N.A. (In U.S.A)
Mailing Address: PO Box 785997, Philadelphia, PA 19178-5997

5. Describe the industry in which we are participating:

Gold and silver are international currency. Gold and silver market is a international market. The gold and silver can trade the spot gold, the spot silver, the futures gold and the future silver. Many factors can affect the price of the gold and silver. Gold and silver market is most close to the perfect competition in international market.

The trends within industry which we are participating:

The supply-demand relationships, the political factors and the markets will affect the price of the gold and silver in gold and silver market. In recent, the trends within the industry: The price of Gold was going down, and the price of silver was going down.

Set forth the timing and size of results of our efforts which will be necessary in order for us to be profitable:

In order for the Corporation to be profitable, we will study the supply-demand relationships, the political factors and the internationals markets in every day. it will be good to get opportunities for investing in the spot gold and the spot silver market.

6. The corporation's investment strategy for the spot gold and the spot silver investment is short term hold and trade, and tries to reduce any investing and trading risk.

How the Corporation plans to reduce its investing and trading risk:

(1). We will always keep enough cash in our trading account to against the risk factors.

(2). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(3). We assume that the Risk Factors will happen at any time. We use our special trading ways which we will use to trade the spot gold and the spot silver in a serious and happened risk situation. We will use these ways to trade the spot gold and the spot silver in every business days, to try to reduce any risks. These special trading ways are our business secret.

(4). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

7. The Corporation plan that more than 90% of the company's assets (excluding account receivable) will be invested in the trading for the spot gold and the spot silver.

Now, the Corporation is using its 100% working capital to trading the spot gold and the spot silver.

8. The Corporation won't use any trading advisors.

9. The managements of the Corporation has more than one year the management's experience in running a public corporation.

10. Competitive business conditions and the smaller reporting company's competitive position in the industry and methods of competition:

The Corporation is engaged in trading the spot gold and the spot silver. Gold and silver market is close to direct competition in the international market.

The important competition of the Corporation is the compitition of the gold and silver's price. When the supplement will exceed the demandment, the gold and silver's price will be going down. When the demandemnt will exceed the supplement, the gold and silver's price will be going up.

When the gold and silver's price will be going down, it will be the change that the Corporation will buy more gold and silver. When the gold and silver's price will be going up, it will be the change that the Corporation will sell the gold and silver which the Corporation will be holding.

Wanjun Xie, who is president of the Corporation, has found some special trading ways which are our business secret, and we believes that we can achieve about 3%-5% Annual Average Assets Return with low risk when we will be trading the spot gold and the spot silver by using these special trading ways. But we won't guarantee to achieve about 3%-5% Annual Average Assets Return with low risk when we will be trading the spot gold and the spot silver. Any investors can see the financial statement quarterly and annually, to know if the Corporation will profit or lose.

Gold and silver are international currency. Gold and silver's markets is an international markets. Relative to the Corporation, the spot gold markets and the spot silver markets will be big enough, so the Corporation's growth potential is unlimited.

11. Effect of existing or probable governmental regulations on the business:

The Corporation don't engage in trading the gold future and the silver future, so its business isn't regulated by the U.S. Commodity Futures Trading Commission and the National Futures Association.

The Corporation don't engage in trading the gold currencies and the silver currencies, the Corporation don't go in for the business of the gold reserve and the silver reserve, so its business isn't regulated by the Department of the Treasury and the Federal Reserve Board.

US government don't regulate the trading for the spot gold and the spot silver.

12. Number of total employees and number of full-time employees.

Number of total employees is one. Number of full-time employees is one.

13. Reports to security holders:

(1). If we are not required to deliver an annual report to security holders, we will voluntarily send an annual report include audited financial statements to security holders;

(2). We file reports with the Securities and Exchange Commission. We are a reporting company, and we will file Form S-1, Form 10-K, Form 10-Q, Form 8-K, Form 3, Form 4 and Form 5 and other information with the Commission;

(3). The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and the address of that site (http://www.sec.gov). Our Internet address: http://www.xiewanjun.com.

Description of Property

1. The Corporation doesn't have lands and buildings, such as plants, mines, oil, and gas.

2. The Corporation didn't purchase any real estate, equipments and patents. The Corporation didn't lease any real estate. The Corporation won't intents to acquire any real estate in the immediate future.

3. The Corporation made an Management Agreement with Blueville Inc. According the agreement, the Corporation will pay 10% income quarterly before taxes to Blueville Inc, and Blueville Inc will pay the managing expenditures, the office rent, the office supplement, the legal fees, the accounting fees and other service fees. The managing agreement won't be revoked by any one party.

Wanjun Xie, who is the president of the Corporation, is the president of Blueville Inc also.

Legal Proceedings

The Corporation didn't have any past, pending or threatened litigation or administrative action which has had or may have a material effect upon the Corporation's business, financial condition, or operations, including any litigation or action involving the Corporation's officers, directors or other key personnel.

Market for Common Equity and Related stockholder Matters

1. Now, the Common Shares of the Corporation didn't trading in any exchange markets, and the Corporation didn't get a share's "Symbol". So the Corporation doesn't have a record for its common market price.

2. The Corporation doesn't have a dividend history. We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be made by our board of directors.

3. Record owners of 5 percent or more of any class of the equity securities of the Corporation:

None.

4. Beneficial owners of 5 percent or more of any class of the equity securities of the Corporation:

None.

LANDBAY INC
FINANCIAL STATEMENT (UNAUDITED)
AS OF SEPTEMBER 30, 2016

LANDBAY INC
BALANCE SHEETS (UNAUDITED)
AS OF SEPTEMBER 30, 2016

ASSETS

Current assets:
Cash & cash equivalents	$1,452
Short Term Investment	$639
Total current assets	$2,091

TOTAL ASSETS	$2.091

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0.0000001 Par Value; 99,900,000,000 Shares authorized; 0 share issued and outstanding	-
Additional paid-in capital	$2,395
Retained earnings (Deficit)	$(304)
Total stockholder's equity	$2,091

Total liabilities and stockholder's equity	$2,091
LANDBAY INC STATEMENT OF REVENUES AND EXPENSES (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO SEPTEMBER 30, 2016
Revenues:
Gain (loss) from Investment	$69
Trading Commissions	$11
Unrealized Gain (lose) from Investment	$(8)

Less:(Fee and commission Expense)	$77

Net profit(lose)	$(5)

Expenses:
Bank Service Charge	$75
Other Supplies	$23
Total Expenses	$98

Excess of Revenues over Expenses before Taxes	$(103)

Provision for Taxes	-
NY State Tax	-
NYC Tax	-

Net income (loss)	$(103)
- LANDBAY INC STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO SEPTEMBER 30, 2016
Shareholders' Equity-APRIL 01, 2016	$1,994

Add: Net (Lose)	$(103)

Add: Additional Paid-in Capital	$200

Less: Additional Paid-out Capital	-

Shareholder's Equity-SEPTEMBER 30, 2016	$2,091
LANDBAY INC STATEMENT OF CASH FLOWS (UNAUDITED) FOR THE PERIOD FROM JANUARY 28, 2016 (Inception) TO MARCH 31, 2016
Cash flows from operating activities:
Net Revenue	$(103)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation	-
(Increase)decrease in assets:
Account receivables	-
Short term investments	$(583)
(Increase)decrease in liabilities:
Account payables	-
Net cash provided by (used in) operating activities	$(686)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in capital	$200

Net cash provided by (used in) financing activities	$200

Net increase (decrease) in cash and cash equivalents	$(486)

Cash and cash equivalent-April 01, 2016	$1,938

Cash and equivalents-SEPTEMBER 30, 2016	$1,452

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest expenses	-
Tax expenses	-

LANDBAY INC
NOTES TO FINANCIAL STATEMENT (UNAUDITED)
SEPTEMBER 30, 2016

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Landbay Inc., the Company, incorporated in the State of New York on January 28, 2016, is engaged in the investment activities of the spot gold and silver trading.

During in its initial operations, the company opened a trading account in Bullion Vault which the brokerage firm registered in England to start trading activities. The company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The company was incorporated on January 28, 2016, and the Company started its operations to trade the spot gold and spot silver on March 26, 2016.

These accompanying financial statements of the Company is for the period from April 01, 2016, to September 30, 2016.

b. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Income Taxes

The Company is responsible for paying federal, state and local income tax and, accordingly, provisions are made for income taxes.

d. Basis of measurement

The financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

(a). All short-term investments including spot gold and spot silver are considered Trading Securities

(b). Short-term investments at fair value through gains or losses are measured at fair value

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Cash and Cash Equivalents

The financial statements are presented in US dollar, which is the Company's functional currency. Cash and cash equivalents include cash on hand; cash in banks and brokerage accounts and all highly liquid investments with maturity of three months or less at the time purchase.

The Company maintains its cash balance at a financial institution located in New York and a trading account in Bullion Vault which is in England. Cash account at the New York institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At times during the year, the cash balances may exceed the FDIC insurance limits. The following is a schedule of cash and cash equivalents at the year ended on September 30, 2016:

Cash in Bank and brokerage accounts $1,452

f. Revenue Recognition

The company recognizes capital gains and losses from the spot gold trading and the spot silver trading at the time it sells gold and silver from the trading in brokerage firms. Additionally, it recognizes unrealized gains and losses through adjustments to the fair market value at the end of each period. The change in fair market value is reported on the income statement under "Revenues" - "Unrealized Gain (loss) from investments".

NOTE 3. EARNINGS PER SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of September 30,2016.

NOTE 4. SHORT TERM INVESTMENTS

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Landbay, Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be traded anytime in near future as the Company's primary activity source, the Company treats the Bullion Vault account as short term investments assets. As of September 30, 2016, the Short Term Investment holdings were as followings:

Bullion Property (kg)	(Kg)	Valuation in $(USA)
Zurich Gold	0.002	$85
London Silver	0.899	$554
Totals		$639

NOTE 5.STOCKHOLDER'S EQUITY

The company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of September 30, 2016. In the period from April 01, 2016 to September 30, 2016, the Company didn't issue any stock types, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company has been provided office space by its sole owner at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

On February 18, 2016, the Company's management decided to contract with Blueville Inc. as its managing company. In their managing agreement, Blueville Inc. will pay all management expenditure and service expenses for Landbay Inc. and Landbay Inc. will pay a reasonable management fee and reimbursement of its expenses to Blueville Inc. quarterly. The agreement can be revoked and amended by both companies. The Company's sole owner which is Mr. Wanjun Xie is also the president and owner of Blueville Inc., Blueville Inc. was incorporated in state of New York on February 18, 2016.

On August 18,2016, the Company received a promissory letter from Larison Inc. which is also owned by the Company's president Mr. Wanjun Xie. In the promising letter, Larison Inc. will continue to support Landbay, Inc. by grant funds or making loans without interest. While the share's price of the company will be less than $20/per shares, Larison Inc will have an obligation to support the company. After the share's price of the company will be more than $20/per shares, Larison Inc. won't have an obligation to support the company. Larison Inc. was incorporated in state of New York on December 16,2014 and it is also owned by Mr. Wanjun Xie.

LANDBAY INC
Financial Statement (UNAUDITED)
AS OF June 30, 2016

LANDBAY INC
BALANCE SHEETS (UNAUDITED)
AS OF June 30, 2016

ASSETS

Current assets:
Cash & cash equivalents	$2,100
Short Term Investment	$86
Total current assets	$2,186

TOTAL ASSETS	$2,186

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0.0000001 Par Value; 99,900,000,000 Shares authorized; 0 share issued and outstanding	-
Additional paid-in capital	$2,395
Retained earnings (Deficit)	$(209)
Total stockholder's equity	$2,186

Total liabilities and stockholder's equity	$2,186
LANDBAY INC STATEMENT OF REVENUES AND EXPENSES (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO JUNE 30, 2016
Revenues:
Gain (loss) from Investment	$63
Trading Commissions	$9
Unrealized Gain (lose) from Investment	$(21)

Less: (Fees and Commission Expense)	$16

Net profit(lose)	$36

Expenses:
Bank Service Charge	$21
Office Supplies	$23
Total Expenses	$44

Excess of Revenues over Expenses before Taxes	$(8)

Provision for Taxes
NY State Tax	-
NYC Tax	-

Net income (loss)	$(8)
- LANDBAY INC STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (UNAUDITED) FOR THE PERIOD FROM APRIL 01, 2016 TO JUNE 30, 2016
Shareholders' Equity-April 01, 2016	$1,994

Add: Net (Lose)	$(8)

Add: Additional Paid-in Capital	$200

Less: Additional Paid-out Capital	-

Shareholder's Equity-JUNE 30, 2016	$2,186
LANDBAY INC STATEMENT OF CASH FLOWS (UNAUDITED) FOR THE PERIOD FROM April 01, 2016 TO JUNE 30, 2016
Cash flows from operating activities:
Net Revenue	$(8)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation	-
(Increase)decrease in assets:
Account receivables	-
Short term investments	$(30)
(Increase)decrease in liabilities:
Account payables	-
Net cash provided by (used in) operating activities	$(38)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in capital	$200

Net cash provided by (used in) financing activities	$200

Net increase (decrease) in cash and cash equivalents	$162

Cash and cash equivalent-April 01, 2016	$1,938

Cash and equivalents-June 30, 2016	$2,100

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest expenses	-
Tax expenses	-

LANDBAY INC
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
JUNE 30, 2016

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Landbay Inc., the Company, incorporated in the State of New York on January 28, 2016, is engaged in the investment activities of the spot gold and silver trading.

During in its initial operations, the company opened a trading account in Bullion Vault which the brokerage firm registered in England to start trading activities. The company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The company was incorporated on January 28, 2016, and the Company started its operations to trade the spot gold and spot silver on March 26, 2016.

These accompanying financial statements of the Company is for the period from April 01, 2016, to June 30, 2016.

b. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Income Taxes

The Company is responsible for paying federal, state and local income tax and, accordingly, provisions are made for income taxes.

d. Basis of measurement

The financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

(a). All short-term investments including spot gold and spot silver are considered Trading Securities

(b). Short-term investments at fair value through gains or losses are measured at fair value

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Cash and Cash Equivalents

The financial statements are presented in US dollar, which is the Company's functional currency. Cash and cash equivalents include cash on hand; cash in banks and brokerage accounts and all highly liquid investments with maturity of three months or less at the time purchase.

The Company maintains its cash balance at a financial institution located in New York and a trading account in Bullion Vault which is in England. Cash account at the New York institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At times during the year, the cash balances may exceed the FDIC insurance limits. The following is a schedule of cash and cash equivalents at the year ended on June 30, 2016:

Cash in Bank and brokerage accounts $2,100

f. Revenue Recognition

The company recognizes capital gains and losses from the spot gold trading and the spot silver trading at the time it sells gold and silver from the trading in brokerage firms. Additionally, it recognizes unrealized gains and losses through adjustments to the fair market value at the end of each period. The change in fair market value is reported on the income statement under "Revenues" - "Unrealized Gain (loss) from investments".

NOTE 3. EARNINGS PER SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 31,2016.

NOTE 4. SHORT TERM INVESTMENTS

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Landbay, Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be traded anytime in near future as the Company's primary activity source, the Company treats the Bullion Vault account as short term investments assets. As of June 30, 2016, the Short Term Investment holdings were as followings:

Bullion Property (kg)	(Kg)	Valuation in $(USA)
Zurich Gold	0.002	$85.82

NOTE 5. STOCKHOLDER'S EQUITY

The company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of June 30, 2016. In the period from April 01, 2016 to June 30, 2016, the Company didn't issue any stock types, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company has been provided office space by its sole owner at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

On February 18, 2016, the Company's management decided to contract with Blueville Inc. as its managing company. In their managing agreement, Blueville Inc. will pay all management expenditure and service expenses for Landbay Inc. and Landbay Inc. will pay a reasonable management fee and reimbursement of its expenses to Blueville Inc. quarterly. The agreement can be revoked and amended by both companies. The Company's sole owner which is Mr. Wanjun Xie is also the president and owner of Blueville Inc., Blueville Inc. was incorporated in state of New York on February 18, 2016.

On August 18,2016, the Company received a promissory letter from Larison Inc. which is also owned by the Company's president Mr. Wanjun Xie. In the promising letter, Larison Inc. will continue to support Landbay, Inc. by grant funds or making loans without interest. While the share's price of the company will be less than $20/per shares, Larison Inc will have an obligation to support the company. After the share's price of the company will be more than $20/per shares, Larison Inc. won't have an obligation to support the company. Larison Inc. was incorporated in state of New York on December 16,2014 and it is also owned by Mr. Wanjun Xie.

LANDBAY INC
FINANCIAL STATEMENTS (AUDITED)
MARCH 31, 2016

INDEPENDENT ACCOUNTANTS' AUDIT REPORT

To the Board of Directors and Shareholder(s) of
Landbay Inc.
Flushing, NY

I have audited the accompanying balance sheet of Landbay Inc. as of March 31, 2016, and the related statement of income, retained earnings, and cash flows for the fiscal year then ended, and the related notes to the financial statements.

The Company's management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

My responsibility is to express an opinion on these financial statements based on my audit. I conducted the audit in accordance with accounting standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

I believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

In my opinion, the financial statements referred to previously present fairly, in all material respects, the financial position of Landbay Inc. as of March 31, 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Rizwan Ahemd CPA P.C.
Rizwan Ahemd CPA P.C.

New Hyde Park, NY
October 31, 2016

LANDBAY INC
BALANCE SHEETS
AS OF MARCH 31, 2016

ASSETS

Current assets:
Cash & cash equivalents	$1,938
Short Term Investment	$56
Total current assets	$1,994

TOTAL ASSETS	$1,994

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0.0000001 Par Value; 99,900,000,000 Shares authorized; 0 share issued and outstanding	-
Additional paid-in capital	$2,195
Retained earnings (Deficit)	$(201)
Total stockholder's equity	$1,994

Total liabilities and stockholder's equity	$1,994
LANDBAY INC STATEMENT OF REVENUES AND EXPENSES FOR THE PERIOD FROM JANUARY 28, 2016 (Inception) TO MARCH 31, 2016
Revenues:
Gain (loss) from Investment	-
Unrealized Gain (lose) from Investment	$4

Less:(Fee and commission Expense)	-

Net profit(lose)	$4

Expenses:
Bank Service Charge	$10
Organizational	$195
Total Expenses	$205

Excess of Revenues over Expenses before Taxes	$(201)

Provision for Taxes:
NY State Tax	-
NYC Tax	-

Net income (loss)	$(201)
- LANDBAY INC STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY FOR THE YEAR ENDED MARCH 31, 2016
Shareholders' Equity-January 28, 2016	-

Add: Net (Lose)	$(201)

Add: Additional Paid-in Capital	$2,195

Less: Additional Paid-out Capital	-

Shareholder's Equity-March 31, 2016	$1,994
LANDBAY INC STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JANUARY 28, 2016 (Inception) TO MARCH 31, 2016
Cash flows from operating activities:
Net Revenue	$(201)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation	-
(Increase)decrease in assets:
Account receivables	-
Short Term Investment	$(56)
(Increase)decrease in liabilities:
Account payables	-
Net cash provided by (used in) operating activities	$(257)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in (paid-out) capital	$2,195

Net cash provided by (used in) financing activities	$2,195

Net increase (decrease) in cash and cash equivalents	$1,938

Cash and cash equivalent-January 28, 2016 (inception)	-

Cash and equivalents-March 31, 2016	$1,938

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest expenses	-
Tax expenses	-

LANDBAY INC
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2016
(AUDITED)

NOTE 1. ORGANIZATION AND BUSINESS ACTIVITIES

Landbay Inc., the Company, incorporated in the State of New York on January 28, 2016, is engaged in the investment activities of the spot gold and silver trading.

During in its initial operations, the company opened a trading account in Bullion Vault which the brokerage firm registered in England to start trading activities. The company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The company was incorporated on January 28, 2016, and the Company started its operations to trade the spot gold and spot silver on March 26, 2016.

These accompanying financial statements of the Company is for the period from January 28, 2016, its inception, to March 31, 2016.

b. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c. Income Taxes

The Company is responsible for paying federal, state and local income tax and, accordingly, provisions are made for income taxes.

d. Basis of measurement

The financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

(a). All short-term investments including spot gold and spot silver are considered Trading Securities

(b). Short-term investments at fair value through gains or losses are measured at fair value

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e. Cash and Cash Equivalents

The financial statements are presented in US dollar, which is the Company's functional currency. Cash and cash equivalents include cash on hand; cash in banks and brokerage accounts and all highly liquid investments with maturity of three months or less at the time purchase.

The Company maintains its cash balance at a financial institution located in New York and a trading account in Bullion Vault which is in England. Cash account at the New York institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At times during the year, the cash balances may exceed the FDIC insurance limits. The following is a schedule of cash and cash equivalents at the year ended on March 31, 2016:

Cash in Bank and brokerage accounts $1,938

f. Revenue Recognition

The company recognizes capital gains and losses from the spot gold trading and the spot silver trading at the time it sells gold and silver from the trading in brokerage firms. Additionally, it recognizes unrealized gains and losses through adjustments to the fair market value at the end of each period. The change in fair market value is reported on the income statement under "Revenues" - "Unrealized Gain (loss) from investments".

NOTE 3. EARNINGS PER SHARE

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31,2016.

NOTE 4. SHORT TERM INVESTMENTS

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Landbay, Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be traded anytime in near future as the Company's primary activity source, the Company treats the Bullion Vault account as short term investments assets.

NOTE 5. STOCKHOLDER'S EQUITY

The company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of March 31,2016. In the period from January 28, 2016 to March 31, 2016, the Company didn't issue any stock types, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company has been provided office space by its sole owner at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

As of March 31,2016, the company received $2,000 from its sole shareholder (owner) to use for the initial investment, the company treat it as additional paid in capital. Additionally, the Company's sole owner paid personally, $195 of organizational and startup fees which are reflected in the Company's financial statements. During the first quarter of 2016, the company opened a trading account in Bullion Vault which the brokerage firm registered in England, the company used $1,950 for trading the spot gold and the spot silver as the initial investment activity as of March 31,2016.

On February 18, 2016, the Company's management decided to contractwith Blueville Inc. as its managing company. In their managing agreement, Blueville Inc. will pay all management expenditure and service expenses for Landbay Inc. and Landbay Inc. will pay a reasonable management feeand reimbursement of its expenses to Blueville Inc. quarterly. The agreement can be revoked and amended by both companies. The Company's sole owner which is Mr. WanjunXie is also the president and owner of Blueville Inc., BluevilleInc. was incorporated in state of New York on February 18,2016.

On August 18,2016, the Company received a promissory letter from Larison Inc. which is also owned by the Company's president Mr. WanjunXie. In the promising letter, Larison Inc. will continue to support Landbay, Inc. by grant funds or making loans without interest. While the share's price of the company will be less than $20/per shares, Larison Inc will have an obligation to support the company. After the share's price of the company will be more than $20/per shares, Larison Inc. won't have an obligation to support the company. Larison Inc. was incorporated in state of New York on December 16,2014 and it is also owned by Mr. WanjunXie.

Selected Financial Data

The corporation started to operation its business since march 26, 2016, so the Corporation hasn't its statements of income data for the years ended March 31, 2016.

For Period From April 01 to September 30, 2016
Statements of Operations Data:
Revenue	$(5)
Expenses:
Bank Service Charge	$75
Office Supplies	$23
Total Expenses	$98
Excess of Revenue over Expenses before Taxes	($103)
Provision for Taxes:
NY State Yax	-
NYC Tax	-

Net income(lose) per common share-basic and diluted	-

Weighted average common shares outstanding-basic and diluted	0

Balance Sheets Data:
Cash, cash equivalents, and marketable securities	$1,452
Short term investment	$639
Property and equipment, net	-
Total assets	$2,091
Total liabilities	-
Total stockholders' equity	$2,091

Supplementary Financial Information

The Corporation didn't have any item which looks for changes caused by such events as: disposals of business segments; extraordinary, unusual or infrequently occurring items; and matters related to gas and oil.

Management's Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with the financial statements of Landbay Inc., and the related notes included elsewhere in this statement. The historical financial data discussed below reflects the historical results and financial position of Landbay Inc. In addition, this discussion and analysis contains forward looking statements and involves numerous risks and uncertainties, including those described under "Cautionary Note Regarding Forward-Looking Statement" and "Risk Factors". Actual results may differ materially from those contained in any forward looking statements.

Overview

Industry Environment

The Corporation was trading the spot gold and the spot silver.

The business was impacted by the international circumstances, and the business was impacted by the market's analysis and market's prediction of the Corporation:

(1). US dollar is appreciation; the international political situation is stable; a financial status and the economy status in some countries are good; deflation in some countries happen; the rate of US dollar is fall, demand exceed supply seriously, and so on, the price of gold and silver will going down. This is the opportunity that the Corporation will buy and hold the spot gold and the spot silver.

(2). US dollar is depreciation; chaos caused by war; a volatile international political situation; a financial crisis in some countries; inflation in some countries; the rate of US dollar is raising, supply exceed demand seriously, and so on, the price of gold and silver will going up. This is the opportunity that the Corporation will sell its spot gold and its spot silver, and gain profits.

(3). We don't consider these to be a known trend or uncertainty that our reasonable expect will have a material impact on the company's liquidity, capital resources or results of operations.

We tried to reduce the risk when we were trading the spot gold and the spot silver:

(1). We will always keep enough cash in our trading account to against the risk factors.

(2). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(3). We assume that the Risk Factors will happen at any time. We use our special trading ways which we will use to trade the spot gold and the spot silver in a serious and happened risk situation. We will use these ways to trade the spot gold and the spot silver in every business days, to try to reduce any risks. These special trading ways are our business secret.

(4). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

Primary Sources of Revenues

The primary sources of revenues of the Corporation were trading income and other incomes.

Primary Expenses

The primary expenses are the trading commissions, the management expenditure, the custodian's fees and the bank fees.

Components of Results of Operations

Revenue

Trading incoming: The primary incomes of the Corporation were trading the spot gold and the spot silver.

Cost of Revenue and Operating Expenses

Cost of revenue: The cost of revenue was the trading fees and the custodian's fees.

Management expenditure: the Corporation will pay the managing fees quarterly to the Blueville Inc, which is the managing company of the Corporation.

Results of Operations

The following tables set forth our condensed statements of income data:

Ended September 30, 2016
Revenue	$72
Cast of Revenue	$77
Net Profit (Lose)	$(5)
Expenses:
Bank Service Charge	$75
Office Supplies	$23
Total Expenses	$98
Excess of Revenue over Expenses before Taxes	($103)
NY State Tax	-
NYC Tax	-
Net income (lose)	($103)
The following table set forth our condensed statements of income data (as a percentage of revenue):
18 Back to Table of Contents Revenue
Ended September 30 2016
From April 1, 2016 to September 30, 2016
Revenue:
Revenue	$72
Total revenue	$72
Cost of Revenue
Ended September 30, 2016
From April 1, 2016 to September 30, 2016
Cost of revenue	$77
Percentage of revenue	-
Management Expenditure
Ended September 30, 2016
From April 1, 2016 to September 30, 2016
Expenses	$98
Percentage of revenue	-
Provision for income taxes
Ended September 30, 2016
From April 1, 2016 to September 30, 2016
Provision for income taxes	-
Effective tax rate	-

Full Fiscal Years

The Corporation was registered in New York State on January 28, 2016, and the Corporation started to run its business since march 26, 2016, and the Corporation didn't have full fiscal years, so we can discuss the financial condition, changes in financial condition and results of operations of the Corporation since January 28, 2016 to September 30, 2016. .

Liquidity and Capital Resources

Our capital resources were from the investment of the owner. Our Capital Resources sources were our cash. Cash were $1,452 as of September 30, 2016 ..

Cash Provided by Operating Activities

$639 cash was invested in the spot gold and the spot silver trading as of September 30, 2016. .

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2016. .

Contractual Obligations

The Corporation didn't have any contractual obligations as of September 30, 2016. .

Obligations or Liabilities

The Corporation didn't have any obligations or liabilities (including contingent obligations or liabilities) as of September 30, 2016. .

Contingencies

The Corporation didn't have any contingencies as of September 30, 2016. .

Material Favorable Impact on Net Revenues or Income

The Corporation didn't have any material favorable impact on net revenues or income as of September 30, 2016. .

Inflation and Other Changes in Prices

The inflation and other changes in prices didn't impact the Corporation's net revenues and income from continuing operations.

Plan of Operation

(1). Before December 31, 2016 (about next 3 months), we use almost capital of the Corporation to trade the spot gold and the spot silver, and try to gain a small amount profit, at same time, we will try to finish the register in SEC for issuing shares.

(2). Before March 31, 2017 (next 6 months), we use almost capital of the Corporation to trade the spot gold and the spot silver, and try to gain a small amount profit, at same time, we will try to finish the shares' issuing, to raise funds.

(3). Before June 30, 2017 (next 9 months), we maintain to trade the spot gold and the spot silver, and try to gain a profit,at same time, we will try to finish the register in FINRA and DTC for trading our stocks in OTC markets.

(4). Before September 30, 2017 (next 12 months), we maintain to trade the spot gold and the spot silver, and try to gain a profit,at same time, we will try to raise more funds by any ways.

An approximate timeframe to the point of generating revenue: December 31, 2016

Milestones

1st event or milestone:

Event or milestone: Start to profit in trading the spot gold and the spot silver.

Expected manner of occurrence or method of achievement: Study the gold and silver market, and try to do our best in trading the spot gold and the spot silver. The Corporation's income will be reinvested to achieve increasing the share's price.

Date or number of months after receipt of proceeds should be when accomplished: About on December 31, 2016.

2nd event or milestone:

Event or milestone: The business will be running normally, to increase capital, to increase profit.

Expected manner of occurrence or method of achievement: The Corporation's income will be reinvested to achieve increasing the share's price. Larison Inc will grant its fund to support the Corporation. Larison Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Then, the Corporation will continue to obtain the working capital, to driving the growth of the Corporation.

Date or number of months after receipt of proceeds should be when accomplished: About on December 31, 2017.

If the Corporation of delays in achieving each of the events or milestones within the above time schedule, the profit capacity of the Corporation will be serious to decrease, the Corporation's liquidity will be serious to decrease; even the Corporation's liquidity will be exhausted. The faith of the Corporation's shareholder will be serious to decrease, they will undersell the shares of the Corporation, and the share's price of the Corporation will be falling.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that the assumptions and estimates associated with revenue recognition for Payments and other fees, income taxes and share-based compensation have the greatest potential impact on our condensed financial statements. Therefore, we consider these to be our critical accounting policies and estimates.

Quantitative and Qualitative Disclosures About Market Risk

As a result of our operating and financing activities, we are exposed to market risks such as interest rate risk, foreign currency exchange rate risk and credit risk. We have implemented policies and procedures designed to measure, manage, monitor and report risk exposures, which are regularly reviewed by the appropriate management and supervisory bodies.

The Corporation started to run its business since March 26, 2016, so the Corporation shall provide, in the register statement, quantitative information about market risk as of the end of September 30, 2016 , and the period was from January 28, 2015 to September 30, 2016 .

Interest Rate Risk

Our have exposure to market risk for changes in interest rates relating to our cash and cash equivalents, short-term and long-term investments, short-term and long-term restricted cash and investments, and indebtedness.

As of September 30, 2016 , our cash and cash equivalents were $1,452, short-term investments were $639, long-term investments were $0, short-term restricted cash and investments were $0, long-term restricted cash and investments were $0, and indebtedness were $0. All these investments are denominated in U.S. dollars. The changes in interest rates don't impact the earnings of the Corporation.

A hypothetical decrease in long-term interest rates to zero basis points would not impact annual pre-tax earnings as of September 30, 2016 , assuming no change in the amount or composition of our cash and cash equivalents, short-term and long-term investments and short-term and long-term restricted cash and investments.

As of September 30, 2016 , we had $0 in outstanding debt. A hypothetical 100 basis point increase in long-term interest rates would not impact annual pre-tax earnings as of September 30, 2016 , assuming no change in the volume or composition of our outstanding indebtedness and no hedging activity.

F oreign Currency Exchange Rate Risk

1. Market Risk for Trading Purpose

The Corporation will be using US dollars to trade the spot gold and the spot silver, so the Corporation isn't subject to foreign currency exchange rate risk.

2. Market Risk for Other than Trading Purpose

The Corporation will be using US dollars to trade the spot gold and the spot silver, so the Corporation isn't subject to foreign currency exchange rate risk.

3. Credit Risk

We are exposed to credit risk in our operations in the event of a brokerages default. We limit our exposure to credit risk by rigorously selecting the brokerages with which we make our trading.

An ongoing review is performed to evaluate changes in the status of brokerages. In addition to the intrinsic creditworthiness of brokerages.

For a summary of the risks associated with this investment activity and how these risks are mitigated, see "Risk Factors" in the registered statement.

Impact of Inflation

We have not been adversely affected by inflation when we are trading the spot gold and the spot silver. In the event of inflation, we believe that we will be able to pass on any price increases to our business, as the prices that we charge are not governed by long-term contracts.

Evaluation of Disclosure Controls and Procedures

It isn't applicable!

Changes in Internal Controls over Financial Reporting and Statement

It isn't applicable!

Directors, Executive Officers, Promoters and Control Persons

1. Mr. Wanjun Xie will charge all managing affairs, operation affairs and financial affairs.

An Accountant Service Agency will assist part of the Corporation's financial management affairs and all reporting Taxes affairs.

Number of Directors: One.

Director name: Mr. Wanjun Xie

Mr. Wanjun Xie is the promoter and control person.

Name: Wanjun Xie
Title: President
Age: 49
Office Street Address: 6112 228th Street, 1st Fl, NY11364
Telephone No.: (646) 508-6285

Employers during past five years:
Name of employers: China Democracy Party Foundation
Title: president
Start date of position held: May, 2001
Job responsibilities: charge all affairs.

Education:
Degrees: bachelor
Schools: Beijing Agriculture Engineer University (in China)
Date: 09/1987-06/1991

Now, Wanjun Xie will continue to charge all affairs of China Democracy Party Foundation, but they are volunteers to work for China Democracy Party Foundation.

Wanjun Xie continues to be employed by China Democracy Party Foundation, but he don't receive salaries from CDPF. All his income came from his self-employed, so Wanjun Xie is self-employed now.

Principal Business of China Democracy Party Foundation (CDPF)

CDPF is a not-for-profit organization in U.S.A. CDPF is trying to work for democracy, freedom, fairness and justice in China. CDPF is trying to bring the value view and the politic system of U.S.A . to China. CDPF is trying to build a multi-party political system in China in the future.

2. The business experiences of Wanjun Xie during the past five years:

(1). Name: China Democracy Party Foundation Inc
Principal business: No-for-profit, promoting democracy, freedom and human right in China.
Wanjun Xie is president of China Democracy Development Foundation Inc.

(2). Name: China Democracy Development Foundation Inc
Principal business: No-for-profit, promoting democracy, freedom and human right in China.
Wanjun Xie is president of China Democracy Development Foundation Inc.

(3). Name: American Quickclean Inc
Principal business: mail boxes service.
Wanjun Xie is a director and manager of American Quickclean Inc.

(4). Name: Lansdale Inc
Principal business: holding company
Wanjun Xie is a director and president of Lansdale Inc.

(5). Name: Larison Inc
Principal business: holding company
Wanjun Xie is a director and president of Larison Inc.

(6). Name: Blueville Inc
Principal business: managing service
Wanjun Xie is a director and president of Blueville Inc.

(7). Name: Lemont Inc
Principal business: engaging in trading the spot gold and the spot silver in United Kingdom's market, and engnging in trading the foreign exchange.
Wanjun Xie is a director and president of Lemont Inc.

(8). Name: Landbay Inc
Principal business: engaging in trading the spot gold and the spot silver in Canada's market.
Wanjun Xie is a director and president of Landbay Inc.

(9). Name: Linton Inc
Principal business: engaging in trading the spot gold in Switzerland's market.
Wanjun Xie is a director and president of Linton Inc.

(10). Name: Dewriver Inc
Principal business: engaging in trading the spot silver in Switzerland's market.
Wanjun Xie is a director and president of Dewriver Inc.

(11). Name: Achison Inc
Principal business: engaging in trading the spot gold and the spot silver in Singapore's market.
Wanjun Xie is a director and president of Achison Inc.

3. Wanjun Xie's promoters experience with other filers including filers that have and have not become qualified or effective:

(1). Name: Lemont Inc
CIK: 0001617216
The filer has become qualified.
Principal business: engaging in trading the spot gold and the spot silver in United Kingdom's market, and engaging in trading the foreign exchange.
Wanjun Xie is a director and president of Lemont Inc.

(2). Name: Landbay Inc
CIK: 0001627572
The filer has not become effective.
Principal business: engaging in trading the spot gold and the spot silver in Canada's market.
Wanjun Xie is a director and president of Landbay Inc.

(3). Name: Linton Inc
CIK: 0001667790
The filer has not become effective.
Principal business: engaging in trading the spot gold in Switzerland's market.
Wanjun Xie is a director and president of Linton Inc.

(4). Name: Achison Inc
CIK: 0001672571
The filer has not become effective.
Principal business: engaging in trading the spot gold and the spot silverin Singapore's market.
Wanjun Xie is a director and president of Achison Inc.

(5). Name: Dewriver Inc
Dewriver Inc will file a registering statement.
Principal business: engaging in trading the spot silver in Switzerland's market.
Wanjun Xie is a director and president of Achison Inc.

4. The conflicts of interest with Wanjun Xie managing companies that are engaged in the same business:

Wanjun Xie is managing Landbay Inc, Achison Inc, Lemont Inc, Linton Inc and Dewriver Inc. All these companies are engaging in trading the spot gold and/or the spot silver. There are the inherent conflicts of interest with Wanjun Xie managing companies that are engaged in the same industry. This is a risk factor.

5. The reason that we are setting up several companies in same industry:

(1). Several companies, which Wanjun Xie is managing, are in same industry, but all these companies will do businesses in different markets.

Because all these companies are doing businesses in different markets, so the investors can choice to invest in one or more companies which are in different markets. It will disperse and reduce the risk of all investors.

(2). If we set up only one company, we must assemble almost our capital in one company. If the price of the spot gold and the spot silver will fall more than 50% within a short time, this company will fall into a crisis situation, and their holding companies (parents companies) won't have enough funds to rescue this company.

Because we set up several companies in same industry, we will split all our capital into several portions, and put each portion capital into each our companies, then each our companies will have a smaller capital. If the price of the spot gold and the spot silver will fall more than 50% within a short time, each our companies will fall into a crisis situation, but their holding companies (parents companies) will have enough funds to rescue all these companies one by one. It will reduce the entire risk of each our companies in same industry.

6. Our company will handle the conflicts of interest with Wanjun Xie managing companies that are engaged in the same industry:

(1). All our companies, which are engaging in same industry, will do businesses in diffrent market.

Landbay Inc is engaging in trading the spot gold and silver in Canada's markets;
Achison Inc is engaging in trading the spot gold and silver in Singapore's markets;
Lemont Inc is engaging in trading the spot gold and silver in United Kingdom's markets;
Linton Inc is engaging in trading the spot gold in Switzerland's markets;
Dewriver Inc is engaging in trading the spot silver in Switzerland's markets.

Now, Landbay Inc start to buy and sell the spot gold and the spot silver in Canada's markets. All positions, which Landbay Inc bought in other markets before, will be sold in the future, and after then Landbay Inc will trade gold and silver in Canada's markets only.

(2). All our companies, which are engaging in same industry, won't have any businesses each other.

7. Wanjun Xie prior experience in the spot gold and spot silver trading markets:

(1). Wanjun Xie has found some special trading ways, and he believes that he can achieve about 3%-5% Annual Average Assets Return with low risk when he is trading the spot gold, the spot silver, the spot platinum, the spot palladium, the foreign currencies exchange and stocks by using these special trading ways. But he won't guarantee to achieve about 3%-5% Annual Average Assets Return with low risk when he will be trading the spot gold and the spot silver.

(2). Wanjun Xie has been testing these special trading ways for more than two years by trading the foreign currencies exchange. Now, he believe that he has finished his testing for trading the foreign currencies exchange, and he believe that the testing experiences can be used to trade the spot gold and the spot silver.

(3). Since Febuary, 2016, Wanjun Xie has been testing these special trading ways by trading the spot gold and the spot silver. Now, he believe that he has finished his testing for trading the spot gold and the spot silver.

8. Wanjun Xie's experience in running a public company:

The public company: Lemont Inc
CIK: 0001617216
Stock's Symbol: LEMT

Wanjun Xie is the founder of Lemont Inc, and he is director and president of Lemont Inc.

Executive Compensation

The Corporation is a small corporation, so the Corporation doesn't have any executive compensation.

We confirm that there has been no compensation awarded to, earned by, or paid to any named executive officers or directors for the periods covered in the financial statements included in the amended filing. prior experience in the spot gold and spot silver trading markets

Security Ownership of Certain Beneficial Owners and management

The Corporation didn't issue any securities, so it isn't applicable!

Certain Relationships and Related Transactions

1. As of September 30, 2016, the company received $2,200 from its incoporator to use for investment, the company treat it as additional paid in capital. The incoporator used $1,950 from the company's bank account as of September 30, 2016.

Transactions with related persons:

(1). Wanjun Xie was the related person, and he was the incoporator of the Corporation.

(2) Wanjun Xie didn't have interest in the transaction with the registrant. Wanjun xie was president of the Corporation.

(3) The approximate dollar value of the amount involved in the transaction was $2,200.

(4) The approximate dollar value of the amount of Wanjun Xie's interest in the transaction was $0.

(5) This wasn't a case of indebtedness.

Promoters and certain control persons.

(1) . The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

(2). The Corporation isn't a shell company.

A list of all parents of the smaller reporting company showing the basis of control:

Wanjun Xie is incoporator of the Corporation, but the Corporation didn't issue any securities.

2. The relationship between Wanjun Xie with Larison Inc:

(1). The name of the related person is Larison Inc.

Wanjun Xie is director and officer of the Corporation, at same time, Wanjun Xie is director and officer of Landbay Inc.

(2). Larison Inc didn't buy any securities of Landbay Inc before.

After the registering in SEC will be effective, Larison Inc will purchase 93,000,000,000 Class A common shares of Landbay Inc, it will be about 93% shares of Landbay Inc. Larison Inc will pay the purchase by cash.

(3). Now, the approximate dollar value of the amount involved in the transaction is $0.

(4). Now, The approximate dollar value of the amount of Larison Inc's interest in the transaction is $0.

(5). This won't In the case of indebtedness.

Promoters and certain control persons.

(1) . The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

(2). The Corporation isn't a shell company.

A list of all parents of the smaller reporting company showing the basis of control:

Wanjun Xie is incoporator of the Corporation, but the Corporation didn't issue any securities.

The material terms of agreement:

Larison Inc will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest.

3.The relationship between Mr. Xie with Blueville Inc

Transactions with related persons:

(1). The name of the related person is Blueville Inc.

Blueville Inc is the managing company of the Corporation. Wanjun Xie is director and officer of the Corporation, at same time, Wanjun Xie is director and officer of Landbay Inc.

(2). Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. The Corporation will pay its 10% income before taxes to Blueville Inc, to be its managing fees. Then, the Corporation will be maximum to reduce its operation cost, especial the Corporation is in the micro-capital stage and the small capital stage.

(3). The approximate dollar value of the amount involved in the transaction is $25,000.

(4). The approximate dollar value of the amount of Blueville Inc's interest in the transaction is $0.

(5).Now, there aren't any indebtedness between the Corporation and Blueville Inc.

Promoters and certain control persons.

(1) . The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

(2). The Corporation isn't a shell company.

A list of all parents of the smaller reporting company showing the basis of control:

Wanjun Xie is incorporation of the Corporation, but the Corporation didn't issue any securities.

The material terms of agreement:

(6). The material terms of agreement: Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. The Corporation will pay its 10% income before taxes to Blueville Inc, to be its managing fees.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of ours in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

This is the table that sets out the nature of all offering expenses.

Offering Expenses
Prepaid SEC Fees	$0
Federal Taxes	$0
State Taxes and Fees	$0
Trustees Fees	$0
Transfer Agents Fees	$0
Legal Fees	$0
Accounting Fees	$0
Total	$0

According for the agreement between the Corporation and Blueville Inc, all service expenditures are and will be paid by Blueville Inc which is the managing company of the Corporation.

Our SEC filing fee was paid by Blueville Inc, so the Prepaid SEC Fees is $0 in the table that sets out the nature of all offering expenses.

Indemnification of Directors and Officers

There aren't any indemnification which is the general effect of any statute, charter provisions, by-laws, contract or other arrangements under which any controlling persons, director or officer of the registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Recent Sales of Unregistered Securities

None

Exhibits and Financial Statement Schedules

**3.1.1 Certificate of Incorporation
**3.1.2 Amendment of Certificate of Incorporation
**3.2 Articles of Bylaw
**4 Defining right of Class A Common Stock holders
**5 Legality Opinion
  7 Report of Independent Registered Public Accounting Firm (Replaced)
 *10.1 Amended Managing Agreement
**10.2 Promising Letter of Larison Inc
 *23 Consent of the Independent Registered Public Accounting Firm

* Amended!
** Filed previously

Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signature

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Queens, State of New York, on November 2, 2016 ..

Registrant: Landbay Inc

This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature By, Wanjun Xie
President
(Chief Executive Officer)
Date: November 2, 2016

Signature By, Wanjun Xie
President
(Principal Financial Officer)
Date: November 2, 2016

Signature By, Wanjun Xie
President
(Principal Accounting Officer)
Date: November 2, 2016

Majority of the Board of Directors

Signature By, Wanjun Xie
President
(Chairman of the Board & President)
Date: November 2, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature By, Wanjun Xie
President
Landbay Inc
Date: November 2, 2016